Exhibit 99.1
Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Updates First Quarter 2009 Outlook

CLAYTON, MO, March 17, 2009 – Olin Corporation (NYSE: OLN) announced today that it now expects first quarter 2009 earnings to be in the $0.60 to $0.65 per diluted share range.  On January 26, 2009, Olin provided first quarter 2009 earnings per share guidance of $0.50 to $0.65 per diluted share.

Joseph D. Rupp, Chairman, President, and Chief Executive Officer commented, “Our first quarter 2009 earnings guidance reflected a lack of visibility in demand in our Chlor alkali business.  We now expect to realize record ECU netbacks, but we have seen a continuation of the weak demand that we experienced late in the fourth quarter of 2008.  Demand in our Winchester business has remained strong and we now expect Winchester to achieve a record level of quarterly earnings in the first quarter.  First quarter 2009 earnings will also include a $3.7 million pre-tax gain associated with the sale of land.”

Olin will release its first quarter 2009 earnings after the close of business on April 27, 2009 and will hold a conference call to review those earnings on April 28, 2009.

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Relative to the dividend, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008, include, but are not limited to, the following:

 sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as ammunition, housing, vinyls and pulp and paper and the migration by United States customers to low-cost foreign locations;

the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

 unexpected litigation outcomes;

new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

 the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

 higher-than-expected raw material and energy or transportation and/or logistics costs;

 an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service;

adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital; and

changes in legislation or government regulations or policies.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements. For more information about these and other factors, see our attached Annual Report on Form 10-K for the year ended December 31, 2008, which has been filed with the SEC.

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